UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE BRIAN H. CORP.
 (Name of small business issuer in its charter)



 Nevada
                           6770                                11-327-0747
(State or jurisdiction   (Primary Standard Industrial             (I.R.S.
                                                                Employer
of incorporation or      Classification Code Number)            Identification
                                                                  No.)
organization)

 63 Wall Street, Suite 1801, New York, NY 10005          (212) 344-1600
     (Address and telephone number of principal executive offices)

63 Wall Street, Suite 1801, New York, NY 10005
            (Address of Principal place of business or intended principal place of business)

Joel Schonfeld, 63 Wall Street, Suite 1801, New York, NY  (212)
344-1600
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.

          By:  Schonfeld & Weinstein, L.L.P.
                         63 Wall Street, Suite 1801
                         New York, New York 10005


          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The purpose of this post-effective amendment is to withdraw from registration the reconfirmation offering of securities issued by The Brian H. Corp.(the "Company") in its initial public offering. The Company filed its post-effective amendment no. 1 on February 19, 1997, post-effective amendment no. 2 on April 1, 1997, and post-effective amendment no. 3 on April 1, 1997.

This registration statement is being withdrawn because the eighteen (18) month period proscribed by Rule 419 of the Securities Act of 1933, as amended ("Rule 419") has expired. Additionally, The Company's merger candidate, Frama, S.r.l. ("Frama") was unable to provide audited financial statements indicating that Frama's net asset value or business value equaled 80% of the proceeds received in the Company's initial public offering ($40,000).

Pursuant to Rule 419, the Company was able to request release of up to 10% of the investors funds deposited in escrow. The Company did request such release. The Company will return investors' funds, currently held in escrow, on a pro-rata basis.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York , State of New York, on April 9, 1997.



                       THE BRIAN H. CORP.
                                 (Registrant)


             BY: Daniel Wainick


                   Daniel Wainick, President



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Daniel Wainick


Daniel Wainick           DATED April 9, 1997
President, Director

Theresa DiDato


Theresa DiDato          DATED April 8, 1997
Secretary, Director

Joel Schonfeld


Joel Schonfeld            DATED April 8, 1997
Director

Barry Horowitz


Barry Horowitz          DATED April 9, 1997
Director